Exhibit 5.1

, 2018

Cowen and Company, LLC
   As Representative of the several Underwriters

599 Lexington Avenue
New York, New York 10022

Re:                             VectoIQ Acquisition Corp.

Ladies and Gentlemen:

We have acted as counsel to VectoIQ Acquisition Corp., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of (i) 20,000,000 units (the “Units”), each Unit consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and three-fourths of one warrant, with each whole warrant (a “Warrant”) entitling the holder thereof to purchase one share of Common Stock and (ii) all shares of Common Stock and all Warrants included in the Units (collectively, the “Securities”).  This opinion is being delivered to you pursuant to Section 6(d) of the Underwriting Agreement, dated [•], 2018 (the “Underwriting Agreement”), among the Company and you, as representative of the Underwriters named on Schedule A thereto.  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Underwriting Agreement.

We have examined (i) a copy of the registration statement on Form S-1 (Registration No. 333-224351) filed by the Company under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on April 19, 2018, and of the amendments thereto filed by the Company with the Commission on [•], 2018, copies of the respective prospectuses in the forms included in the registration statement and the amendment[s] thereto (the registration statement, as amended at the time at which it became effective, including the information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A of the rules and regulations of the Commission under the Act, and also including the exhibits and schedules thereto, taken together, is hereinafter referred to as the “Registration Statement” and (ii) a copy of the final prospectus dated [•], 2018 in the form filed with the Commission pursuant to Rule 424 of the rules and regulations of the Commission under the Act, is hereinafter referred to as the “Prospectus”).  The preliminary prospectus dated [•], 2018 relating to the Securities that were included in the Registration Statement and the General Disclosure Package set forth in the Underwriting Agreement are hereinafter referred to as the “Statutory Prospectus.”  “Applicable Time” means immediately prior to [•], New York City time, on the date of the Underwriting Agreement.

The Commission has posted a Notice of Effectiveness on its website stating that the Registration Statement became effective under the Act at [•] p.m., New York City time, on [•], 2018.  The Commission’s website indicates that, as of the date hereof, no stop order suspending the effectiveness of the Registration Statement had been issued under the Act.  To our knowledge, no proceedings for the purpose of issuing a stop order with respect to the Registration Statement have been instituted or are pending.

We have also examined the Underwriting Agreement and the originals, or copies identified to our satisfaction, of such corporate records of the Company; certificates of public officials, officers of the Company, and other persons; and other documents, agreements, and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, and the legal capacity of all natural persons.  In rendering the opinions expressed below, we have relied as to certain factual matters upon the representations and warranties contained in or made pursuant to the Underwriting Agreement and on certificates of officers of the Company (the “Management Certificates”), copies of which have been delivered to your counsel, and certificates of public officials.

The opinions expressed below are limited to the law of the states of Delaware and New York and the federal law of the United States, and we do not express any opinion herein concerning any other law.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

(i)                                     The Company has been duly incorporated and is validly existing as a corporation, in good standing under the laws of the State of Delaware;

(ii)                                  The Company has all requisite corporate power and authority to issue the Securities and enter into the Underwriting Agreement, the Trust Agreement, the Warrant Agreement, the Insider Letter, the Founders Subscription Agreements, the Unit Purchase Agreements, the Founder Promissory Note, the Administrative Services Agreement, the Forward Purchase Agreement, the Anchor Subscription Agreements and the Registration Rights Agreement (collectively, the “Transaction Documents”) and to perform its obligations thereunder and to own or lease, as the case may be, its properties and conduct its business as described in the Statutory Prospectus and the Prospectus;

(iii)                               The Units, Warrants, Common Stock and Forward Purchase Securities conform to the description thereof set forth in the Statutory Prospectus and the Prospectus under the caption “Description of Securities”;

(iv)                              The Company has an authorized capitalization as set forth in the Statutory Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company (including the Common Stock included in the Units being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable and the shares of Common Stock will be free and clear of any preemptive or any similar rights;

(v)                                 The Founder Shares have been duly authorized and are validly issued, fully paid and non-assessable, and were issued free and clear of any preemptive or any similar rights;

(vi)                              The shares of Common Stock and Warrants included in the Units have been duly authorized and, when issued and delivered against payment for the Securities by the Underwriters pursuant to the Underwriting Agreement, will be validly issued, fully paid and non-assessable;

(vii)                           To the best of our knowledge and other than as set forth in the Statutory Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or to which any property of the Company is subject that are required to be described in the Statutory Prospectus or the Prospectus that are not so described.  Further, to the best of our knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(viii)                        The outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable.  The holders of outstanding shares of capital stock of the Company are not entitled to any preemptive rights under the Amended and Restated Certificate of Incorporation or the Bylaws of the Company or the Delaware General Corporation Law to subscribe for the Units, the Warrants included in the Units, the shares of Common Stock issuable upon the exercise thereof or the shares of Common Stock included in the Units;

(ix)                              The Warrants included in the Units have been duly authorized and, when executed, authenticated, issued and delivered in the manner set forth in the Warrant Agreement against payment for the Securities by the Underwriters pursuant to the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as the enforceability of the provisions thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting the enforceability of creditors’ rights generally or by general principles of equity;

(x)                                 The Units have been duly authorized and, when executed, authenticated, issued and delivered in the manner set forth in the Underwriting Agreement against payment for the Securities by the Underwriters pursuant to the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as the enforceability of the provisions thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting the enforceability of creditors’ rights generally or by general principles of equity;

(xi)                              The shares of Common Stock for which the Warrants are exercisable at the initial exercise price have been duly authorized and reserved for issuance and upon issuance thereof on the exercise of the Warrants in accordance with the Warrant Agreement and the terms of the Warrants at exercise prices at or in excess of the par value of such shares of Common

Stock, will be validly issued, fully paid and non-assessable and free and clear of any preemptive rights or any similar rights.  Except as provided for in the Underwriting Agreement with respect to the Underwriters’ over-allotment option, to our knowledge, as set forth in the Statutory Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

(xii)                           The statements included in the Prospectus and the Statutory Prospectus under the headings “Principal Stockholders”, “Certain Relationships and Related Party Transactions” and “Description of Securities”, in each case, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly summarize, in all material aspects, such legal matters, documents and proceedings;

(xiii)                        The statements in the Prospectus and the Statutory Prospectus under “U.S. Federal Income Tax Considerations”, insofar as such statements purport to summarize the United States federal tax laws referred to therein, are correct in all material respects, and also provides, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the acquisition, ownership and disposition of the Common Stock and Warrants;

(xiv)                       The statements in the Prospectus and the Statutory Prospectus under the captions “Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419” and “Underwriting (Conflicts of Interest),” insofar as such statements purport to summarize certain provisions of statutes or regulations referred to therein, fairly summarize such provisions in all material respects;

(xv)                          The Company will not, upon delivery and payment for the Units on the date hereof, be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed on the date hereof to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act;

(xvi)                       The Underwriting Agreement has been duly authorized, executed and delivered by the Company;

(xvii)                    The Trust Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability of the provisions thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting the enforceability of creditors’ rights generally or by general principles of equity;

(xviii)                 The Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability of the provisions thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting the enforceability of creditors’ rights generally or by general principles of equity;

(xix)                       The Insider Letter has been duly authorized, executed and delivered by each of the Company and the Sponsor, and the Insider Letter is the valid and binding agreement of each of the Company and the Sponsor, enforceable against each of the Company and the Sponsor in accordance with its terms except as the enforceability of the provisions thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting the enforceability of creditors’ rights generally or by general principles of equity;

(xx)                          The Founders Subscription Agreements have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company, enforceable against the Company in accordance with its terms except as the enforceability of the provisions thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting the enforceability of creditors’ rights generally or by general principles of equity;

(xxi)                       The Unit Purchase Agreements have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company, enforceable against the Company in accordance with its terms except as the enforceability of the provisions thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting the enforceability of creditors’ rights generally or by general principles of equity;

(xxii)                    The Founder Promissory Note has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability of the provisions thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting the enforceability of creditors’ rights generally or by general principles of equity;

(xxiii)                 The Administrative Services Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability of the provisions thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting the enforceability of creditors’ rights generally or by general principles of equity;

(xxiv)                The Forward Purchase Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability of the provisions thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting the enforceability of creditors’ rights generally or by general principles of equity;

(xxv)                   The Anchor Subscription Agreements have been duly authorized, executed and delivered by each of the Company and the Sponsor and are valid and binding agreements of each of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms except as the enforceability of the provisions thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting the enforceability of creditors’ rights generally or by general principles of equity;

(xxvi)                The Registration Rights Agreement has been duly authorized, executed and delivered by each of the Company and the Sponsor and is a valid and binding agreement of the Company and the Sponsor, enforceable against each of the Company and the Sponsor in accordance with its terms except as the enforceability of the provisions thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting the enforceability of creditors’ rights generally or by general principles of equity;

(xxvii)             The Company is not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof, as described in the Prospectus, will not be required to register as an “investment company”, as defined in the Investment Company Act of 1940, as amended, as a result of the transactions contemplated by the Underwriting Agreement;

(xxviii)          No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body (each, a “Filing”) is required under any of the laws of Delaware, New York and Federal law of the United States (each individually a “Included Law” and collectively the “Included Laws”) for the issue and sale of the Units, or the execution, delivery and performance of the Transaction Documents by the Company or the consummation of the transactions contemplated by the Transaction Documents, except for (a) routine Filings necessary in connection with the conduct of the Company’s business, (b) Filings necessary in connection with the exercise of remedies under the Transaction Documents, (c) such Filings as may be required under any foreign securities laws or securities or blue sky laws of any state or other jurisdiction in connection with the purchase and distribution of the Units by the Underwriters, as to which we express no opinion, (d) such Filings as have been made or obtained under the Act, (e) such Filings as may be required by the rules and regulations of the Financial Industry Regulatory Authority, (f) Filings related to environmental matters, ERISA matters, taxes and intellectual property, (g) Filings required to maintain corporate and similar standing and existence and (h) such Filings as have been duly obtained on or prior to the date hereof and are in full force and effect;

(xxix)                The execution and delivery of the Transaction Documents by the Company do not, the issue and sale of the Units, the performance of the Transaction Documents by the Company and the consummation of the transactions contemplated by the Transaction Documents by the Company will not (a) breach or result in a default of the Amended and Restated Certificate of Incorporation or the Bylaws of the Company, (b) breach or result in a default of any agreement or other instrument filed as an exhibit to the Registration Statement, (c) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to us to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (d) violate any (i) statute, rule or regulation of any Included Law or (ii) judgment, writ, decree or order known to us of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or its property;

(xxx)                   Except as set forth in the Prospectus and to our knowledge, no holders of securities of the Company or any holders of rights exercisable for or convertible or exchangeable into securities of the Company have rights to the registration of such securities under the Registration Statement; and

(xxxi)                The Registration Statement has become effective under the Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued by the Commission and no proceedings therefor have been initiated or threatened by the Commission.

In rendering our opinions set forth in paragraph (viii) above, we have relied, as to the factual matter as to whether payment in full for the outstanding Common Stock of the Company has occurred, solely upon representations of the Company set forth in the Management Certificates to the effect that all issued shares of Common Stock have been fully paid for in accordance with the resolutions of the Board of Directors authorizing each issuance of such Common Stock.

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information and because many determinations involved in the preparation of the Registration Statement and the Prospectus are of a wholly or partially non-legal character, we do not pass upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Statutory Prospectus and the Prospectus and make no representation that we have independently verified the accuracy, completeness or fairness of such statements.

However, in the course of acting as counsel to the Company in connection with its preparation of the Registration Statement, the Statutory Prospectus and the Prospectus, prior to the filing of the Registration Statement and the Prospectus, we participated in telephone conversations with representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and representatives of the Underwriters’ counsel, during which conversations the contents of the Registration Statement and the Prospectus and related matters were discussed, and we reviewed certain corporate records and documents furnished to us by the Company.

Subject to the foregoing, on the basis of the information gained by us in the course of our participation in such conversations and our review of such documents, we confirm that:

1)             Each of the Registration Statement, as of its effective date and the date hereof, the Statutory Prospectus, as of its date and the date hereof, and the Prospectus, as of its date and the date hereof, appears on its face to be appropriately responsive in all material respects to the requirements of the Act and all applicable rules and regulations thereunder, except that (i) we express no view as to the financial statements, financial schedules and other financial, accounting and statistical data contained therein or omitted therefrom and (ii) we express no view as to the antifraud provisions of the U.S. federal securities laws and the rules and regulations promulgated under such provisions;

2)             No facts have come to our attention that cause us to believe that (i) the Registration Statement, on its effective date and the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Statutory Prospectus, as of the Applicable Time, which you have informed us is a time prior to the time of the first sale of the Units by any Underwriter, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; or (iii) the Prospectus at the date thereof and the date hereof contained or at the date hereof contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, in each case, we express no view as to the financial statements, financial schedules and other financial, accounting and statistical data contained therein or omitted therefrom included or incorporated by reference in or omitted from the Registration Statement, the Statutory Prospectus or the Prospectus; and

3)             We do not know of any contracts or other documents of a character required to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement or the Prospectus other than those that are filed as exhibits thereto or described therein.

In addition, based on the foregoing, we confirm to you that the Prospectus has been filed with the Commission within the time period required by Rule 424 of the rules and regulations of the Commission under the Act.

No opinion is expressed as to the enforceability of the obligations of the Company under any agreement to the extent that enforceability of the rights, obligations, and agreements is subject to, affected by, or limited by: (A) applicable liquidation, conservatorship, bankruptcy, insolvency, moratorium, reorganization, or similar debtor relief laws from time to time in effect under state and/or federal law, (B) general principles of equity (whether considered in a proceeding in equity or at law), (C) the exercise of the discretionary powers of any court or other authority before which may be brought any proceeding seeking equitable remedies, including, without limitation, specific performance and injunctive relief, (D) applicable fraudulent conveyance laws from time to time in effect, and (E) the limitations on indemnification and contribution arising under federal and state securities laws.

This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein.

The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

As used herein, the phrase “to our knowledge,” “known to us,” or any similar expression or phrase with respect to our knowledge of matters of fact, means as to matters of fact that, based on the actual knowledge of the attorneys within the firm who have been actively involved in the representation of the Company (and not including any constructive or imputed notice of any information).  After an examination of those documents referred to herein, no facts have come to our attention that has caused us to conclude that the opinions expressed herein are factually incorrect.  Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinions set forth herein.

This opinion letter has been issued solely for the benefit of the Underwriters in connection with the transaction described above and no other party or entity shall be entitled to rely hereon without the express written consent of this firm.  Without our prior written consent, this opinion letter may not be quoted in whole or in part or otherwise referred to in any document or report and may not be furnished to any person or entity.

Very truly yours,

DRAFT

Greenberg Traurig, LLP